Exhibit 3.47

CERTIFICATE OF FORMATION

OF

CONCORD ONE, LLC

                Pursuant to Section 18-201 of the Delaware Limited Liability Company Act, this Certificate of Formation of Concord NN, LLC, dated as of the 16th day of December, 2002, is being duly executed and filed by WT&C Corporate Services, Inc., as an authorized person.

1.                                       The name of the limited liability company is CONCORD ONE, LLC.

2.                                       The address of the registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801.  The name of the Registered Agent at such address is The Corporation Trust Company.

3.                                       This Certificate of Formation shall be effective, and the limited liability company shall be formed, effective as of 5:01 p.m. CST (6:01 p.m. EST) on December 31, 2002.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first written above.

WT&C CORPORATE SERVICES, INC.

By:	/s/ Barbara G. Mangus
Barbara G. Mangus, Vice President

Certificate of Amendment to Certificate of Formation

of

CONCORD ONE, LLC

                It is hereby certified that:

                1.  The name of the limited liability company (hereinafter called the “limited liability company”) is CONCORD ONE, LLC.

                2.  The certificate of formation of the limited liability company is hereby amended by striking out the statement relating to the limited liability company’s registered agent and registered office and by substituting in lieu thereof the following new statement:

“The address of the registered office and the name and address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, DE  19808.”

Executed on April 6, 2004

/s/ Stanley J. Andersen
Stanley J. Andersen, Authorized Person